 As filed with the Securities and Exchange Commission on August 5, 2004

Registration No. 333-27015-99

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 ON FORM S-8 TO
FORM S-4
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

PG&E CORPORATION
(Exact name of registrant as specified in its charter)

California	94-3234914
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Market, Spear Street Tower, Suite 2400
San Francisco, California 94105
(Address of principal executive offices) (zip code)

VALERO ENERGY CORPORATION STOCK OPTION PLAN NO. 4 VALERO ENERGY CORPORATION STOCK OPTION PLAN NO. 5 VALERO ENERGY CORPORATION EXECUTIVE STOCK INCENTIVE PLAN
(Full title of the plan)

Bruce R. Worthington, Esq. Senior Vice President and General Counsel PG&E Corporation One Market Spear Tower, Suite 2400, San Francisco, California 94105
(Name and address of agent for service)

Telephone number, including area code, of agent for service: (415) 267-7000

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 2 on form S-8 to PG&E Corporation’s Registration Statement on Form S-4 (No. 333-27015), effective August 1, 1997, as previously amended by Post-Effective Amendment No. 1 on Form S-8 (the “Post-Effective Amendment”) relating to shares of common stock, no par value, of PG&E Corporation issuable upon exercise of options assumed by PG&E Corporation under the Valero Energy Corporation Stock Option Plan No. 4, Valero Energy Corporation Stock Option Plan No. 5, and Valero Energy Corporation Executive Stock Incentive Plan, as amended, (collectively, the “Valero Plans”), is being filed to deregister all securities previously registered on such Post-Effective Amendment on Form S-8 that remain unsold.  All remaining options to purchase PG&E Corporation common stock under the Valero Plans have expired.

SIGNATURES

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 2 on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 5th of August, 2004.

PG&E CORPORATION
(Registrant)

By:	BRUCE R. WORTHINGTON
Bruce R. Worthington
Senior Vice President and General Counsel